EXHIBIT 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Ellington Residential Mortgage REIT of our report dated March 12, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Ellington Residential Mortgage REIT's Annual Report on Form 10‑K for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
December 4, 2020